News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 28, 2015
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2015

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2015.

Funds from operations (“FFO”) were $39.0 million, or $1.13 per share for the three months ended March 31, 2015, a decrease of $2.1 million from the three months ended March 31, 2014 of $41.1 million, or $1.20 per share. The decrease in FFO was primarily the result of a  $3.5 million decrease in net operating income (“NOI”) resulting from asset dispositions and a $1.2 million increase in amortization expense of the Senior Management Long-Term Equity Incentive Plan (“LTEIP”).  During the first quarter of 2014, the Company recognized one month of compensation expense related to the LTEIP based on the timing of the plan’s implementation, while the first quarter of 2015 includes a full quarter of expense.  These decreases were partially offset by a $2.5 million increase in NOI from both the Same Park and Non-Same Park portfolios.

Same Park NOI increased $1.4 million, or 2.6%, for the three months ended March 31, 2015 compared to the same period in 2014. Same Park rental income increased $1.1 million, or 1.3%,  from $85.1 million for the three months ended March 31, 2014 to $86.2 million for the three months ended March 31, 2015 primarily as a result of an increase in occupancy and rental rates.   The increase in NOI was further improved by a decrease in operating expenses of $350,000, or 1.2%, from $29.0 million for the three months ended March 31, 2014 to $28.6 million for the three months ended March 31, 2015 primarily as a result of lower utility costs for the first three months in 2015 compared to the same period in 2014.

Non-Same Park NOI increased $1.1 million, or 47.3%, for the three months ended March 31, 2015 compared to the same period in 2014 as a result of an increase in occupancy and the acquisition of additional parks during the latter half of 2014.

Net income allocable to common shareholders increased $9.8 million, or 98.9%, from $9.9 million, or $0.37 per share, for the three months ended March 31, 2014 to $19.8 million, or $0.73 per share, for the three months ended March 31, 2015. The increase was due to the gain on sale of real estate facilities of $12.5 million,  partially offset by a decrease in NOI from assets held for sale or sold and three months of LTEIP amortization expense recognized during the first quarter of 2015 compared to one month of LTEIP amortization expense recognized during the same period in 2014.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2013  (excluding 23,000 square feet of assets held for sale as of March 31, 2015). Operating properties that the Company acquired subsequent to January 1, 2013 are referred to as “Non-Same Park.” For the three months ended March 31, 2015 and 2014, the Same Park facilities constitute 26.1 million rentable square feet, representing 91.9% of the 28.4 million square feet in the Company’s total portfolio as of March 31, 2015.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2015 and 2014 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2015	2014	Change
Rental income:
Same Park (26.1 million rentable square feet)	$86,211	$85,113	1.3%
Non-Same Park (2.2 million rentable square feet)	5,708	3,950	44.5%
Total rental income	91,919	89,063	3.2%
Cost of operations:
Same Park	28,631	28,981	(1.2%)
Non-Same Park	2,287	1,627	40.6%
Total cost of operations	30,918	30,608	1.0%
Net operating income (1):
Same Park	57,580	56,132	2.6%
Non-Same Park	3,421	2,323	47.3%
Total net operating income	61,001	58,455	4.4%
Other:
Net operating income from assets held for sale or sold (2)	300	3,751	(92.0%)
LTEIP amortization:
Cost of operations	(732)	(329)	122.5%
General and administrative	(1,358)	(529)	156.7%
Facility management fees	147	166	(11.4%)
Other income and expense	(3,216)	(3,314)	(3.0%)
Depreciation and amortization	(26,233)	(28,441)	(7.8%)
General and administrative	(2,041)	(1,958)	4.2%
Gain on sale of real estate facilities	12,487	—	100.0%
Net income	$40,355	$27,801	45.2%
Same Park gross margin (3)	66.8%	65.9%	1.4%
Same Park weighted average occupancy	92.5%	91.8%	0.8%
Non-Same Park weighted average occupancy	79.0%	74.2%	6.5%
Same Park annualized realized rent per square foot (4)	$14.27	$14.20	0.5%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)The Company sold one business park located in Milwaukie, Oregon, on February 13, 2015 and five buildings located in Redmond, Washington, on February 27, 2015.  Combined with the business parks in Beaverton, Oregon, and Phoenix, Arizona, sold in 2014 and the asset held for sale in Tempe, Arizona, these assets generated rental income of $396,000 for the three months ended March 31, 2015 compared to $6.3 million for the three months ended March 31, 2014. Cost of operations for the assets held for sale or sold was $96,000 for the three months ended March 31, 2015 compared to $2.5 million for the three months ended March 31, 2014.

(3)Computed by dividing Same Park NOI by Same Park rental income.

(4)Represents the annualized Same Park rental income earned per occupied square foot.

Property Dispositions

On February 27, 2015, as part of an eminent domain process with the Central Puget Sound Regional Transit Authority, the Company sold five buildings, totaling 82,000 square feet, at the Company’s Overlake Business Park located in Redmond, Washington, for $13.9 million, which resulted in a net gain of $4.8 million.

On February 13, 2015, the Company completed the sale of Milwaukie Business Park located in Milwaukie, Oregon, for net proceeds of $10.6 million, which resulted in a net gain of $7.6 million. The park consists of six multi-tenant flex buildings aggregating 102,000 square feet.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended March 31, 2015:

Ratio of FFO to fixed charges (1)	16.1x

Ratio of FFO to fixed charges and preferred distributions (1)	3.1x

Debt and preferred equity to total market capitalization (based on
common stock price of $83.04 at March 31, 2015)	30.4%

Available balance under the $250.0 million unsecured credit facility at March 31, 2015	$250.0 million

(1)Fixed charges include interest expense and capitalized interest of $3.6 million.

Distributions Declared

On April 28, 2015, the Board of Directors declared a quarterly dividend of $0.50 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on June  30, 2015 to shareholders of record on June 15, 2015.

Series	Dividend Rate	Dividend Declared

Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2015,  the Company wholly owned 28.4 million rentable square feet with approximately 5,000 customers concentrated primarily in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is psbusinessparks.com.

A conference call is scheduled for Wednesday,  April 29, 2015, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 24753257. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 6, 2015 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$188,022	$152,467

Real estate facilities, at cost:
Land	798,310	798,310
Buildings and improvements	2,216,747	2,210,525
	3,015,057	3,008,835
Accumulated depreciation	(1,031,350)	(1,009,901)
	1,983,707	1,998,934
Properties held for disposition, net	500	12,068
Land and building held for development	25,614	24,442
	2,009,821	2,035,444
Rent receivable, net	5,856	2,838
Deferred rent receivable, net	27,040	26,050
Other assets	6,633	10,315

Total assets	$2,237,372	$2,227,114

LIABILITIES AND EQUITY

Accrued and other liabilities	$68,612	$68,905
Mortgage note payable	250,000	250,000
Total liabilities	318,612	318,905

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
39,800 shares issued and outstanding at
March 31, 2015 and December 31, 2014	995,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
26,947,885 and 26,919,161 shares issued and outstanding at
March 31, 2015 and December 31, 2014, respectively	268	268
Paid-in capital	711,067	709,008
Cumulative net income	1,279,937	1,244,946
Cumulative distributions	(1,264,527)	(1,235,941)
Total PS Business Parks, Inc.’s shareholders’ equity	1,721,745	1,713,281

Noncontrolling interests:
Common units	197,015	194,928
Total noncontrolling interests	197,015	194,928
Total equity	1,918,760	1,908,209

Total liabilities and equity	$2,237,372	$2,227,114

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2015	2014
Revenues:
Rental income	$92,315	$95,321
Facility management fees	147	166
Total operating revenues	92,462	95,487
Expenses:
Cost of operations	31,746	33,444
Depreciation and amortization	26,233	28,441
General and administrative	3,399	2,487
Total operating expenses	61,378	64,372
Other income and (expense):
Interest and other income	107	62
Interest and other expense	(3,323)	(3,376)
Total other income and (expense)	(3,216)	(3,314)

Gain on sale of real estate facilities	12,487	—

Net income	$40,355	$27,801

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$5,364	$2,703
Total net income allocable to noncontrolling interests	5,364	2,703
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	15,122
Restricted stock unit holders	98	36
Common shareholders	19,771	9,940
Total net income allocable to PS Business Parks, Inc.	34,991	25,098
	$40,355	$27,801

Net income per common share:
Basic	$0.73	$0.37
Diluted	$0.73	$0.37

Weighted average common shares outstanding:
Basic	26,925	26,863
Diluted	27,024	26,961

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2015	2014
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$19,771	$9,940
Adjustments:
Gain on sale of real estate facilities	(12,487)	—
Depreciation and amortization	26,233	28,441
Net income allocable to noncontrolling
interests — common units	5,364	2,703
Net income allocable to restricted stock unit holders	98	36
FFO allocable to common and dilutive shares	$38,979	$41,120

Weighted average common shares outstanding	26,925	26,863
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	89	56
Weighted average common share equivalents outstanding	99	98
Total common and dilutive shares	34,418	34,322

Net income per common share — diluted	$0.73	$0.37
Depreciation and amortization (2)	0.76	0.83
Gain on sale of real estate facilities (2)	(0.36)	—
FFO per common and dilutive share, as reported (2)	$1.13	$1.20

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$38,979	$41,120

Adjustments:
Recurring capital improvements	(1,117)	(1,247)
Tenant improvements	(6,800)	(5,190)
Lease commissions	(1,568)	(3,260)
Straight-line rent	(1,034)	(1,185)
Non-cash stock compensation expense	314	372
Long-term equity incentive amortization	2,090	858
In-place lease adjustment	(311)	(197)
Tenant improvement reimbursements, net of lease incentives	(397)	(438)
Capitalized interest	(260)	(224)
FAD	$29,896	$30,609

Distributions to common and dilutive shares	$17,179	$17,132

Distribution payout ratio	57.5%	56.0%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.